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               EXHIBIT 5: OPINION OF MULDOON MURPHY & AGUGGIA LLP


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                  [LETTERHEAD OF MULDOON MURPHY & AGUGGIA LLP]


                                November 17, 2006



Board of Directors
United Community Bancorp
92 Walnut Street
Lawrenceburg, Indiana 47025

         Re:      UNITED COMMUNITY BANCORP 2006 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by United Community Bancorp, a federal corporation (the "Company"), to issue our Opinion in connection with the registration on Form S-8 of 580,630 shares of the Company's common stock, par value $0.01 per share (the "Shares"). The registration statement on Form S-8 ("Registration Statement") covers 580,630 Shares that may be issued as awards under the United Community Bancorp 2006 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 414,736 Shares may be issued upon the exercise of stock options and no more than 165,894 Shares may be issued upon the grant of restricted stock awards. The registration of the Shares is being effected under the Securities Act of 1933, as amended (the "Securities Act").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this Opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing and limited in all respects to Federal law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized and, with respect to the Shares of Company common stock issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for such stock options, and, with respect to awards of restricted stock under the Plan, upon issuance of such shares in the manner described in the Plan, the Shares granted or to be granted will be validly issued, fully paid and nonassessable.

         We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

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         We hereby consent to the filing of this Opinion as an exhibit to the
Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                        Very truly yours,


                                        /s/ Muldoon Murphy & Aguggia LLP
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                                        MULDOON MURPHY & AGUGGIA LLP